Exhibit 99.(i)

                                   Law Office
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial: (215) 564-8050

                                October 28, 2004

Board of Trustees
Quaker Investment Trust
1288 Valley Forge Road, Suite 71
Valley Forge, PA  19482

      Re:   LEGAL OPINION-SECURITIES ACT OF 1933

Ladies and Gentlemen:

      We have examined the Amended and Restated Declaration of Trust (the "Declaration") of Quaker Investment Trust (the "Trust"), a series business trust organized under the laws of the Commonwealth of Massachusetts, and the Amended and Restated By-Laws of the Trust, all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

      The Trust is authorized by the Declaration to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per share and currently is authorized by the Declaration to issue shares of Quaker Strategic Growth Fund (formerly, Quaker Aggressive Growth Fund), Quaker Core Equity Fund, Quaker Small-Cap Growth Fund, Quaker Capital Opportunities Fund, Quaker Biotech Pharma-Healthcare Fund, Quaker Mid-Cap Value Fund, Quaker Small-Cap Value Fund, Geewax Terker Core Value Fund, Quaker Fixed Income Fund and Quaker Small-Cap Trend Fund series of the Trust. The Declaration also empowers the Board of Trustees of the Trust (the "Board") to designate any additional series or classes, each with an unlimited number of shares.

      The Trust has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

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Quaker Investment Trust
October 28, 2004

Page 2


      You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

      Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board pursuant to the Declaration, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the Commonwealth of Massachusetts.

      We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust, along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                        Very truly yours,

                                        STRADLEY, RONON, STEVENS & YOUNG, LLP


                                        BY: /S/ ALAN R. GEDRICH
                                           -------------------------------------
                                           Alan R. Gedrich, a Partner